Exhibit 99.1

Janus Investment Funds ("JIF")

			Lipper Rankings Based on Total Returns as of 9/30/06
			1-Year		3-Year		5-Year		10-Year		Since PM Inception
	PM Inception	Lipper Category	Percentile Rank (%)	Rank / Total Funds	Percentile Rank (%)	Rank / Total Funds	Percentile Rank (%)	Rank / Total Funds	Percentile Rank (%)	Rank / Total Funds	Percentile Rank (%)	Rank / Total Funds
Growth Funds
Janus Fund	Jan-06	Large-Cap Growth Funds	13	90 / 717	30	183 / 612	34	168 / 498	42	71 / 171	‡
Janus Twenty Fund(1)	Aug-97	Large-Cap Growth Funds	49	346 / 717	1	2 / 612	4	18 / 498	1	1 / 171	4	9 / 234
Janus Mercury Fund	Jan-06	Large-Cap Growth Funds	21	147 / 717	6	33 / 612	30	149 / 498	6	10 / 171	‡
Janus Olympus Fund(1)	Jun-06	Multi-Cap Growth Funds	55	232 / 427	42	151 / 366	42	123 / 295	28	28 / 101	‡
Janus Enterprise Fund	Jan-02	Mid-Cap Growth Funds	15	87 / 605	9	40 / 479	32	117 / 373	64	88 / 137	12	47 / 392
Janus Venture Fund(1)	Jan-01	Small-Cap Growth Funds	19	101 / 558	18	79 / 463	16	58 / 370	39	51 / 132	25	86 / 344
Janus Orion Fund	Jun-00	Multi-Cap Growth Funds	9	35 / 427	1	1 / 366	5	13 / 295	—	—	31	69 / 223
Janus Triton Fund	Jun-06	Small-Cap Growth Funds	10	55 / 558	—	—	—	—	—	—	‡
Janus Research Fund	Feb-05	Multi-Cap Growth Funds	2	7 / 427	—	—	—	—	—	—	2	5 / 401
Core Funds
Janus Growth and Income Fund	Dec-03	Large-Cap Core Funds	91	764 / 841	12	84 / 708	24	136 / 587	3	6 / 257	12	80 / 717
Janus Balanced Fund	Apr-05	Mixed-Asset Target Alloc. Mod. Funds	12	47 / 400	28	76 / 279	44	96 / 219	3	2 / 93	8	31 / 389
Janus Contrarian Fund	Feb-00	Multi-Cap Core Funds	4	27 / 845	1	1 / 595	2	6 / 440	—	—	11	34 / 333
Janus Fundamental Equity Fund	Apr-05	Large-Cap Core Funds	54	449 / 841	2	9 / 708	5	25 / 587	2	3 / 257	2	10 / 809
INTECH Risk-Managed Stock Fund	Feb-03	Multi-Cap Core Funds	56	467 / 845	7	41 / 595	—	—	—	—	23	125 / 565
International/Global Funds
Janus Worldwide Fund	Jun-04	Global Funds	83	312 / 375	99	297 / 302	98	227 / 233	68	61 / 89	90	286 / 320
Janus Overseas Fund	Jun-03	International Funds	1	1 / 925	1	1 / 775	9	57 / 641	4	9 / 249	1	1 / 759
Janus Global Life Sciences Fund	Dec-98	Health/Biotechnology Funds	63	112 / 177	19	29 / 160	50	65 / 129	—	—	37	18 / 48
Janus Global Technology Fund	Jan-06	Science & Technology Funds	40	114 / 288	49	125 / 259	55	124 / 227	—	—	‡
Janus Global Opportunities Fund	Jun-01	Global Funds	98	367 / 375	93	280 / 302	39	90 / 233	—	—	25	57 / 227
Value Funds
Janus Mid Cap Value Fund — Inv(2)	Aug-98	Mid-Cap Value Funds	48	135 / 286	40	89 / 222	27	41 / 151	—	—	4	3 / 77
Janus Small Cap Value Fund — Inv.(1,2)	Feb-97	Small-Cap Core Funds	66	434 / 657	69	350 / 508	58	230 / 397	—	—	13	17 / 134
Income Funds
Janus Flexible Bond Fund	Dec-91	Intermediate Inv Grade Debt Funds	38	183 / 486	50	212 / 426	19	63 / 340	29	44 / 151	4	2 / 55
Janus High-Yield Fund	Dec-03	High Current Yield Funds	22	97 / 458	51	201 / 396	61	196 / 321	14	16 / 120	40	159 / 403
Janus Short-Term Bond Fund	Jun-03	Short Investment Grade Debt Funds	43	99 / 233	27	51 / 192	41	57 / 139	23	16 / 71	25	45 / 180
Janus Federal Tax-Exempt Fund	Feb-05	General Muni Debt Funds	61	155 / 256	85	209 / 247	72	158 / 220	83	120 / 145	53	133 / 251
	Percent of JIF Funds per Lipper Quartile based on Total Returns
	1-Year	3-Year	5-Year	10-Year	Since PM Inception
1st Quartile	44.0%	47.8%	36.4%	53.3%	75.0%
2nd Quartile	20.0%	30.4%	40.9%	26.7%	15.0%
3rd Quartile	24.0%	8.7%	18.2%	13.3%	5.0%
4th Quartile	12.0%	13.0%	4.5%	6.7%	5.0%

Please consider the charges, risks, expenses and investment objectives carefully before investing. For a prospectus containing this and other information, please call Janus at 1-800-525-1068 or download the file from janus.com. Read it carefully before you invest or send money.

Lipper Inc.—A Reuters Company, is a nationally recognized organization that ranks the performance of mutual funds within a universe of funds that have similar investment objectives. Rankings are historical with capital gains and dividends reinvested. If an expense waiver was in effect, it may have had a material effect on the total return or yield for the period.

Data presented reflects past performance, which is no guarantee of future results.

Notes:

  (1)
  Closed to new investors.

  (2)
  Ranking is for the investor share class only; other classes may have different performance characteristics.

  (3)
  Percentile ranking calculations exclude Janus Money Market Funds.

  ‡
  The Fund's since PM-Inception ranking is not available.